Exhibit 23.2 Consent of Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 27, 2023, with respect to the statement of net assets available for benefits included in the Annual Report of Louisiana-Pacific 401(k) and Profit Sharing Plan on Form 11-K, as of December 31, 2022. We hereby consent to the incorporation by reference of said report in the Registration Statement of Louisiana-Pacific Corporation on Form S-8 (File No. 333-156144 and 333-153080).

/s/ Frazier & Deeter, LLC

Nashville, Tennessee
June 25, 2024